Exhibit 99.1

Metaldyne Performance Group Reports 2014 Fourth Quarter Results, Record Full Year Results and Announces Guidance for 2015

PLYMOUTH, Mich., March 12, 2015 /PRNewswire/ -- Metaldyne Performance Group Inc. (NYSE: MPG), a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets, today reported the following financial results for its full year and fourth quarter ended December 31, 2014.

Full Year 2014 Financial Highlights:

  Net sales of $2,717.0 million, representing a year-over-year increase of 35%, compared to $2,017.3 million in 2013
    Including the impact of the Grede acquisition, Combined Non-GAAP net sales for 2014 were $3,144.0 million as compared to $3,052.9 million for 2013, or a $91 million increase
  Gross profit of $422.9 million for the year was $114.3 million higher than 2013, representing a year-over-year increase of 37%
  Net income of $72.9 million or $89.8 million excluding the impact of one-time items (1)
  Diluted earnings per share of $1.06 or $1.31 excluding one-time items (1)
  Adjusted EBITDA of $478.6 million, compared to $363.1 million in 2013, representing a year-over-year increase of 32%
    Including the impact of the Grede acquisition, combined Adjusted EBITDA in 2014 was $545.1 million as compared to $508.8 million, resulting in a year over year growth of 7%
  Capital expenditures of $156.4 million
    Including the impact of the Grede acquisition, combined Adjusted EBITDA in 2014 was $168.2
  Adjusted Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $322.2 million or 11.9% of Net Sales
  The board of directors approved and MPG executed a voluntary repayment of $10.0 million of its outstanding Term Loan in December of 2014
  Three year backlog as of December 31, 2014 of $190 million

Fourth Quarter Financial Highlights:

  Net sales of $762.2 million, representing a year-over-year increase of 49% compared to $511.4 million in 2013
    Including the impact of the Grede acquisition, net sales for the fourth quarter of 2014 were $7.1 million higher than Combined Non-GAAP net sales of $755.1 million for 2013, or a $762.2 million increase
  Gross profit of $118.0 million for the quarter was $38.4 million higher than 2013, representing an increase of 48%
  Net income of $10.2 million or $27.2 million excluding the impact of one-time items (1)
  Diluted earnings per share of $0.15 or $0.40 excluding one-time items (1)
  Adjusted EBITDA of $125.7 million, compared to $92.0 million for the fourth quarter of 2013, representing a year-over-year increase of 36.6%
    Including the impact of the Grede acquisition, Adjusted EBITDA in 2013 was $128.6 million, resulting in a year-over-year reduction of $2.9 million
  Capital expenditures of $54.2 million
  Adjusted Free Cash Flow, defined as Adjusted EBITDA less capital expenditures, was $71.5 million or 9.4% of net sales

Commenting on the Company's results, George Thanopoulos, Chief Executive Officer of MPG, stated, "2014 was a transformational and very successful year for MPG and its underlying businesses. MPG's financial performance improved in all facets, notably Adjusted Free Cash Flow and Adjusted EBITDA margins. In addition, we successfully merged three great companies and recapitalized our balance sheet through our October 2014 refinancing and our December 2014 IPO. All of these actions have aligned our business to take advantage of future profitable growth and realize the combined capabilities of the consolidated organization."

(1) One-time items include the loss on debt extinguishment net of tax and goodwill impairment, partially offset by the income tax benefit from a change in assertion related to the reinvestment of foreign earnings

Business Outlook

For fiscal 2015, MPG provides the following guidance:

  Net sales estimated to range between $3.0 and $3.15 billion
  Adjusted EBITDA between $520 and $560 million
  Capital expenditures expected to range between $210 and $225 million
Industry Production / Key Assumptions	2015E
- Light Vehicle SAAR North America	~2.5%
- Light Vehicle SAAR Europe	~0.0%
- Light Vehicle SAAR Asia	~3.5%
- NAFTA Heavy Truck Class 5-8	~5.0%
- AMM – Chicago #1 Bundles (Feb. 10)	$251 per gross ton
- FX Rates (February Month End):
-Euro/USD	1.12
-USD/Mexican Peso	14.94
-USD/Chinese Yuan	6.16
-USD/Korean Won	1,100

MPG's board of directors approved a voluntary repayment of $10.0 million of its outstanding Term Loan before the end of the first quarter of 2015. Also, the board declared a quarterly cash dividend of $.09 per share of common stock payable on May 26th, 2015 for those stockholders of record as of May 12th, 2015.

Conference Call
The Company will hold a conference call to discuss its fourth quarter and fiscal year 2014 results today at 8:00 a.m. ET. A live webcast of the call may be accessed over the Internet from the Company's Investor Relations website at investors.mpgdriven.com. Participants should follow the instructions provided on the website to download and install the necessary audio applications. The dial-in phone number for the conference call is 1-877-201-0168 and the international dial-in number is 1-647-788-4901. Participants should ask for the MPG fourth quarter and fiscal year 2014 earnings conference call.

For those unable to participate in the conference call, a replay will be available from 11:00 a.m. ET on March 12 until 11:59 p.m. ET on March 19. The replay dial-in phone number is 1-855-859-2056 and the international replay dial-in number is 1-404-537-3406. The replay passcode is 82202314.

About MPG
Metaldyne Performance Group Inc. is a leading provider of highly-engineered components for use in powertrain and safety-critical platforms for the global light, commercial and industrial vehicle markets. MPG produces these components using complex metal-forming manufacturing technologies and processes for a global customer base of vehicle OEMs and Tier I suppliers. MPG's metal-forming manufacturing technologies and processes include aluminum die casting, forging, iron casting and powder metal forming as well as advanced machining and assembly. Headquartered in Plymouth, Michigan, MPG has a global footprint spanning 61 locations in 13 countries across North America, South America, Europe and Asia with approximately 12,000 employees. For more information, visit www.mpgdriven.com.

Cautionary Note Regarding Forward-Looking Statements
The information provided in this press release contains certain "forward-looking statements" about MPG's financial results and estimates and business prospects within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "project," "believes," "seeks," "targets," "forecast," "estimates," "will" or other words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business, prospects, and financial performance; the industry outlook, our backlog and our 2015 financial guidance. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially due to global political, economic, business, competitive, market, regulatory, and other factors and risks, including, but not limited to, the following: volatility in the global economy impacting demand for new vehicles and our products; a decline in vehicle production levels, particularly with respect to platforms for which we are a significant supplier, or the financial distress of any of our major customers; seasonality in the automotive industry; our significant competition; our dependence on large-volume customers for current and future sales; a reduction in outsourcing by our customers, the loss or discontinuation of material production or programs, or a failure to secure sufficient alternative programs; our failure to offset continuing pressure from our customers to reduce our prices; our inability to realize all of the sales expected from awarded business or fully recover pre-production costs; our failure to increase production capacity or over-expanding our production in times of overcapacity; our reliance on key machinery and tooling to manufacture components for powertrain and safety-critical systems that cannot be easily replicated; program launch difficulties; a disruption in our supply or delivery chain which causes one or more of our customers to halt production; work stoppages or production limitations at one or more of our customer's facilities; a catastrophic loss of one of our key manufacturing facilities; failure to protect our know-how and intellectual property; the disruption or harm to our business as a result of any acquisitions or joint ventures we make; a significant increase in the prices of raw materials and commodities we use; the damage to or termination of our relationships with key third-party suppliers; our failure to maintain our cost structure; the incurrence of significant costs if we close any of our manufacturing facilities; potential significant costs at our facility in Sandusky, Ohio; the failure of or disruptions in our information technology networks and systems, or the inability to successfully implement upgrades to our enterprise resource planning systems; the incurrence of significant costs, liabilities, and obligations as a result of environmental requirements and other regulatory risks; extensive and growing governmental regulations; the adverse impact of climate change and related energy legislation and regulation; the incurrence of material costs related to legal proceedings; our inability to recruit and retain key personnel; any failure to maintain satisfactory labor relations; pension and other postretirement benefit obligations; risks related to our global operations; competitive threats posed by global operations and entering new markets; foreign exchange rate fluctuations; increased costs and obligations as a result of becoming a public company; the failure of our internal controls to meet the standards required by Sarbanes-Oxley; our substantial indebtedness; our inability, or the inability of our customers or our suppliers, to obtain and maintain sufficient debt financing, including working capital lines; our exposure to a number of different tax uncertainties; the mix of profits and losses in various jurisdictions adversely affecting our tax rate; disruption from the combination of our operations and diversion of management's attention; our limited history of working as a single company and the inability to integrate HHI, Metaldyne, and Grede successfully and achieve the anticipated benefits.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this press release and in our public filings, including under the heading "Risk Factors" in our filings that we make from time to time with the Securities and Exchange Commission. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Financial Measures

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the additions and eliminations of certain income statement items, including (i) gains and losses on foreign currency and fixed assets and debt transaction expenses, (ii) stock-based compensation and other non-cash charges, (iii) sponsor management fees and other income and expense items that we consider to be not indicative of our ongoing operations, (iv) specified non-recurring items and (v) other adjustments.

We believe Adjusted EBITDA is used by investors as a supplemental measure to evaluate the overall operating performance of companies in our industry. Management uses Adjusted EBITDA (i) as a measurement used in comparing our operating performance on a consistent basis, (ii) to calculate incentive compensation for our employees, (iii) for planning purposes, including the preparation of our internal annual operating budget, (iv) to evaluate the performance and effectiveness of our operational strategies and (v) to assess compliance with various metrics associated with our agreements governing our indebtedness. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating performance in the same manner as our management. For a reconciliation of Adjusted EBITDA to net income, the most directly comparable measure determined under U.S. generally accepted accounting principles ("GAAP"), see "RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Adjusted Free Cash Flow

We define Adjusted Free Cash Flow as Adjusted EBITDA less capital expenditures. Capital expenditures can be found in our consolidated statements of cash flows as a component of cash flows from investing activities. We present Adjusted Free Cash Flow because our management considers it to be a useful, supplemental indicator of our performance. When measured over time, Adjusted Free Cash Flow provides supplemental information to investors concerning our results of operations and our ability to generate cash flows to satisfy mandatory debt service requirements and make other non-discretionary expenditures. For a reconciliation of Adjusted Free Cash Flow to net income, the most directly comparable GAAP measure, see "RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW".

Contacts
Investor Relations
Paul Suber
Vice President, Business Development & Investor Relations
investors@mpgdriven.com
248-440-9503

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions except per share data)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$ 156.5	68.2
Receivables, net:
Trade	312.9	222.3
Other	31.9	26.6
Total receivables, net	344.8	248.9
Inventories	204.8	154.8
Deferred income taxes	12.4	10.4
Prepaid expenses	13.0	10.8
Other assets	14.5	16.1
Total current assets	746.0	509.2
Property and equipment, net	750.2	539.5
Goodwill	907.7	658.0
Amortizable intangible assets, net	778.5	463.9
Deferred income taxes, noncurrent	1.4	2.8
Other assets	40.8	43.4
Total assets	$ 3,224.6	2,216.8

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 285.5	180.6
Accrued compensation	50.9	40.1
Accrued liabilities	79.9	54.9
Deferred income taxes	—	17.0
Short-term debt	1.6	20.4
Current maturities, long-term debt and capital lease obligations	16.5	24.1
Total current liabilities	434.4	337.1
Long-term debt, less current maturities	1,920.3	1,209.6
Capital lease obligations, less current maturities	23.4	25.9
Deferred income taxes	260.7	287.9
Other long-term liabilities	60.8	31.1
Total liabilities	2,699.6	1,891.6
Stockholders' equity:
Common Stock: par $0.001, 400.0 authorized, 67.1 issued and outstanding	0.1	0.1
Paid-in capital	827.3	557.5
Deficit	(269.7)	(231.2)
Accumulated other comprehensive loss	(35.2)	(3.3)
Total equity attributable to stockholders	522.5	323,1
Noncontrolling interest	2.5	2.1
Total stockholders' equity	525.0	325.2
Total liabilities and stockholders' equity	$ 3,224.6	2,216.8

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions except per share amounts)

	Successor			Predecessor
	Year Ended December 31, 2014	Year Ended December 31, 2013	Successor Period 2012	Predecessor Period 2012
Net sales	$ 2,717.0	2,017.3	205.3	$ 680.5
Cost of sales	2,294.1	1,708.7	199.5	559.0
Gross profit	422.9	308.6	5.8	121.5
Selling, general and administrative expenses	194.6	123.2	14.4	116.6
Acquisition costs	13.0	—	25.9	13.4
Goodwill impairment	11.8	—	—	—
Operating profit (loss)	203.5	185.4	(34.5)	(8.5)
Interest expense, net	99.9	74.7	11.1	25.8
Loss on debt extinguishment	60.7	—	—	—
Other, net	(11.3)	17.8	1.5	2.4
Other expense, net	149.3	92.5	12.6	28.2
Income (loss) before tax	54.2	92.9	(47.1)	(36.7)
Income tax expense (benefit)	(19.1)	35.0	(15.2)	(11.1)
Net income (loss)	73.3	57.9	(31.9)	(25.6)
Income attributable to noncontrolling interest	0.4	0.3	0.0	0.2
Net income (loss) attributable to stockholders	$ 72.9	57.6	(31.9)	$ (25.8)
Weighted average shares outstanding	67.1	67.1	67.1	17.7
Net income (loss) per share attributable to stockholders
Basic	$ 1.09	0.86	(0.48)	$ (1.46)
Diluted	1.06	0.86	(0.48)	(1.46)

METALDYNE PERFORMANCE GROUP INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31, 2014	Year Ended December 31, 2013	Successor Period 2012	Predecessor Period 2012
Cash flows from operating activities:
Net income (loss)	$ 73.3	57.9	(31.9)	$ (25.6)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Depreciation and amortization	210.8	163.4	18.7	20.0
Debt fee amortization	6.4	7.6	1.0	2.7
Loss on debt extinguishment	60.7	—	—	—
Goodwill impairment	11.8	—	—	—
(Gain) loss on fixed asset dispositions	2.1	1.4	—	(1.1)
Deferred income taxes	(88.4)	(9.2)	(17.4)	5.1
Recognition of deferred gain	—	—	—	(0.7)
Recognition of deferred revenue	(1.0)	(1.3)	(0.6)	(1.6)
Noncash interest expense	1.0	1.0	—	—
Write-down of purchase price receivable	—	10.1	—	—
Stock-based compensation expense	17.3	6.2	0.1	—
Foreign currency adjustment	(12.7)	2.2	1.8	—
Other	3.8	3.7	0.1	2.7
Changes in assets and liabilities:
Receivables, net	20.2	(14.6)	19.7	(8.9)
Inventories	(15.6)	(2.0)	12.1	(1.1)
Prepaid expenses and other assets	(1.0)	28.5	6.2	(31.8)
Accounts payable, accrued liabilities and accrued compensation	22.6	(15.0)	(10.8)	106.0
Long-term assets and liabilities, other	(5.9)	(5.6)	(0.8)	(1.0)
Net cash provided by (used for) operating activities	305.4	234.3	(1.8)	64.7

Cash flows from investing activities:
Capital expenditures	(156.4)	(122.3)	(10.4)	(32.6)
Proceeds from sale of fixed assets	1.4	1.1	—	1.5
Capitalized patent costs	(0.2)	(0.3)	(0.1)	(0.2)
Grede Transaction, net of cash acquired	(829.7)	—	—	—
HHI Transaction, net of cash acquired	—	—	(722.2)	—
Metaldyne Transaction, net of cash acquired	—	—	(782.2)	—
Release of escrow from the Metaldyne Transaction	—	4.8	—	—
Net cash used for investing activities	(984.9)	(116.7)	(1,514.9)	(31.3)

Cash flows from financing activities:
Cash dividends	(111.3)	(256.9)	—	(70.0)
Other stock activity	(2.4)	0.6	—	—
Proceeds from stock issuance	260.5	—	546.0	—
Borrowings of short-term debt	388.8	545.6	6.0	38.9
Repayments of short-term debt	(407.4)	(533.2)	—	(38.9)
Proceeds of long-term debt	2,658.3	240.0	1,040.3	49.9
Principal payments of long-term debt	(1,952.1)	(59.9)	—	(2.8)
Payment of debt issue costs	(45.4)	(14.9)	(34.9)	(2.5)
Proceeds of other debt	1.0	1.4	—	—
Principal payments of other debt	(7.7)	(3.8)	(0.3)	(1.9)
Payment of offering related costs	(5.6)	—	—	—
Payment of contingent consideration for the Metaldyne Transaction	—	(10.0)	—	—
Net cash provided by (used for) financing activities	776.7	(91.1)	1,557.1	(27.3)
Effect of exchange rates on cash	(8.9)	1.4	(0.1)	0.3
Net increase in cash and cash equivalents	$ 88.3	27.9	40.3	$ 6.4

Cash and cash equivalents:
Cash and cash equivalents, beginning of period	$ 68.2	40.3	—	$ 4.2
Net increase in cash and cash equivalents	88.3	27.9	40.3	6.4
Cash and cash equivalents, end of period	$ 156.5	68.2	40.3	$ 10.6

Supplementary cash flow information:
Cash paid for income taxes, net	$ 63.9	46.9	0.3	$ 15.5
Cash paid for interest	74.6	77.9	5.2	22.0
Noncash transactions:
Capital expenditures in accounts payables	36.2	15.4	18.2	2.4

METALDYNE PERFORMANCE GROUP INC.
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED FREE CASH FLOW
(In millions)

	Full Year	Full Year	Q4	Q4
	12/31/2014	12/31/2013	12/31/2014	12/31/2013
Net income attributable to stockholders	$ 72.9	57.6	10.2	4.0
Income attributable to noncontrolling interest	0.4	0.3	0.2	-
Net income (loss)	73.3	57.9	10.4	4.0

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	99.9	74.7	29.6	20.7
Loss on debt extinguishment	60.7	-	60.4	-
Income tax (benefit) expense	(19.1)	35.0	(50.2)	8.4
Depreciation and amortization	210.8	163.4	58.4	43.5
Unadjusted EBITDA	425.6	331.0	108.6	76.6

Adjustments to Arrive at Adjusted EBITDA
Foreign currency (gains) losses	(15.7)	2.3	(4.2)	0.8
(Gain) loss on fixed assets dispositions	2.1	1.4	0.7	0.7
Debt transaction expenses	3.0	6.0	0.1	1.6
Stock-based compensation expense	17.3	6.2	2.8	1.6
Sponsor management fee	5.1	4.0	1.4	1.0
Non-recurring acquisition and purchase accounting related items (1)	23.0	10.5	0.2	9.7
Non-recurring operational items (2)	18.2	1.7	16.1	-
Adjusted EBITDA	478.6	363.1	125.7	92.0

Capital expenditures	156.4	122.3	54.2	35.4

Adjusted Free Cash Flows	$ 322.2	240.8	71.5	56.6

(1) Acquisition and related purchase accounting items including transaction costs, adjustments to inventory step-ups and other.

(2) Non-recurring operational items including charges for disposed operations, impairment charges, insurance proceeds, curtailment gain and other.

METALDYNE PERFORMANCE GROUP INC.
US GAAP RECONCILATION
(In millions except per share data)

	Full Year	Full Year	Q4	Q4
	12/31/2014	12/31/2013	12/31/2014	12/31/2013

Net sales	$ 2,717.0	2,017.3	762.2	511.4
Grede pre-acquisition net sales	427.0	1,035.6	-	243.7
Combined Non-GAAP net sales	$ 3,144.0	3,052.9	762.2	755.1

Adjusted EBITDA	$ 478.6	363.1	125.7	92.0
Grede pre-acquisition Adjusted EBITDA	66.5	145.7	-	36.6
Combined Adjusted EBITDA	$ 545.1	508.8	125.7	128.6

Non-GAAP diluted EPS	$ 1.31	0.86	0.40	0.06

Reconciling Items:
Goodwill impairment	(0.17)	-	(0.17)	-
Loss on debt extinguishment, net of tax	(0.54)	-	(0.54)	-
Tax benefit from change in foreign earnings reinvestment assertion	0.46	-	0.46	-

GAAP diluted EPS	$ 1.06	0.86	0.15	0.06

METALDYNE PERFORMANCE GROUP INC.
RECONCILIATION OF 2015 GUIDANCE OF NET INCOME TO ADJUSTED EBITDA
(In millions)

	2015 Guidance	2015 Guidance
	Low End of Range	High End of Range
Net income attributable to stockholders	$102.5	127.8
Income attributable to noncontrolling interest	0.5	0.5
Net income	102.9	128.3

Addbacks to Arrive at Unadjusted EBITDA
Interest expense, net	117.3	117.3
Income tax expense	50.5	65.1
Depreciation and amortization	234.2	234.2
Unadjusted EBITDA	504.9	544.9

Adjustments to Arrive at Adjusted EBITDA
Foreign currency (gains) losses	(2.9)	(2.9)
Stock-based compensation expense	16.6	16.6
Non-recurring operational items (1)	1.4	1.4
Adjusted EBITDA	$520.0	560.0

(1) Non-recurring operational items including charges for disposed operations, restructuring costs and other.

Logo - http://photos.prnewswire.com/prnh/20150311/181160LOGO